kpmg

KPMG LLP

Chartered Accountants

Telephone (416) 777-8500

Suite 3300 Commerce Court West

Telefax (416) 777-8818

PO Box 31 Stn Commerce Court

www.kpmg.ca

Toronto ON M5L 1B2

The Board of Directors

Seabridge Gold Inc

172 King Street East, 3rd Floor

Toronto ON  M5A 1J3

Dear Sirs:

Re: Accountants’ consent

We consent to the incorporation by reference in the Registration Statement on Form 20-F of Seabridge Gold Inc. of our report dated March 28, 2003 (except as to note 11 which is at April 11, 2003) relating to the consolidated balance sheet of Seabridge Gold Inc. as at December 31, 2002 and the related consolidated statements of operations and deficit and cash flows for the year ended December 31, 2002, which report appears in the 2002 Annual Report to Shareholders of Seabridge Gold Inc. included in Registration Statement on Form 20F for the year ended December 31, 2002, and further consent to the use of such report in such Registration Statement on Form  20-F.

Yours very truly,

Chartered Accountants

Toronto, Canada

February 18, 2004